Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-178126) on Form S-3 of FieldPoint Petroleum Corporation and subsidiaries of our report dated March 27, 2014, relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of FieldPoint Petroleum Corporation and subsidiaries for the years ended December 31, 2013 and 2012.

/s/ Hein & Associates LLP

Dallas, Texas
March 27, 2014